UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2009 (March 11, 2009)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 11, 2009, Premier Power Renewable Energy, Inc., a California corporation (“Premier Power California”) and the wholly owned subsidiary of the Registrant, entered into an agreement with Guaranty Bank for a $3,000,000 line of credit that became effective on February 26, 2009 and matures on May 27, 2009.  In connection with the line of credit, Premier Power California issued to Guaranty Bank a promissory note for the outstanding amount of each advance made by Premier Power California on the line of credit.  The line of credit bears interest at the prime rate plus 1%.  The line of credit was secured by personal guaranties issued by the Registrant’s Chairman and Chief Executive Officer, Dean Marks; Sarilee Marks, the wife of Dean Marks; and Bright Future Technologies, LLC, a wholly owned subsidiary of Premier Power California.  This line of credit renewed a $3,000,000 line of credit that Premier Power California had with Guaranty Bank that matured on February 26, 2009.

            The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned documents contained in Exhibit 10.1 through 10.5, which are incorporated herein by reference.

Item 9.01                         Financial Statements and Exhibits

(d)              Exhibits

Exhibit Number	Description

10.1	Business Loan Agreement (Asset Based) between Premier Power Renewable Energy, Inc. and Guaranty Bank, entered into on March 11, 2009 and effective February 26, 2009

10.2	Promissory Note issued to Guaranty Bank by Premier Power Renewable Energy, Inc. on March 11, 2009 and effective February 26, 2009

10.3	Commercial Guaranty between Premier Power Renewable Energy, Inc., Dean Marks, and Guaranty Bank, entered into on March 11, 2009 and effective February 27, 2009

10.4	Commercial Guaranty between Premier Power Renewable Energy, Inc., Sarilee Marks, and Guaranty Bank, entered into on March 11, 2009 and effective February 27, 2009

10.5	Commercial Guaranty between Premier Power Renewable Energy, Inc., Bright Future Technologies, LLC, and Guaranty Bank, entered into on March 11, 2009 and effective February 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: March 12, 2009	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President